                                                                      EXHIBIT 21
                              LIST OF SUBSIDIARIES

      NAME OF SUBSIDIARY                    STATE OF INCORPORATION
      ------------------                    ----------------------

Fundtech Corporation...............         Delaware
Fundtech U.K. Limited..............         United Kingdom
Fundtech Australia Pty Limited.....         Australia
Fundtech Netherlands BV............         Netherlands
FCMS, LLC..........................         Delaware
Biveroni Batschelet Partners AG....         Switzerland


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